                                                                     EXHIBIT 4.6



                      NISSAN MASTER OWNER TRUST RECEIVABLES

                                     Issuer



                       NISSAN MOTOR ACCEPTANCE CORPORATION

                                  Administrator



                               JPMORGAN CHASE BANK

                                Indenture Trustee



                            WILMINGTON TRUST COMPANY

                                  Owner Trustee





                            ADMINISTRATION AGREEMENT











                            Dated as of July 24, 2003

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Section 1.        Duties of Administrator...................................................2

Section 2.        Records...................................................................6

Section 3.        Compensation..............................................................7

Section 4.        Additional Information to Be Furnished to Issuer..........................7

Section 5.        Independence of Administrator.............................................7

Section 6.        No Joint Venture..........................................................7

Section 7.        Other Activities of Administrator.........................................7

Section 8.        Term of Agreement; Resignation and Removal of Administrator...............7

Section 9.        Action upon Termination, Resignation or Removal...........................8

Section 10.       Notices...................................................................8

Section 11.       Amendments................................................................9

Section 12.       Successors and Assigns...................................................10

Section 13.       Governing Law............................................................11

Section 14.       Headings.................................................................11

Section 15.       Counterparts.............................................................11

Section 16.       Severability.............................................................11

Section 17.       Not Applicable to NMAC in Other Capacities...............................11

Section 18.       Limitation on Liability of Owner Trustee.................................11

Section 19.       Limitation on Liability of Administrator.................................11

Section 20.       Nonpetition Covenants....................................................12

         ADMINISTRATION AGREEMENT, dated as of July 24, 2003 (as amended and supplemented from time to time, the "Administration Agreement"), among NISSAN MASTER OWNER TRUST RECEIVABLES, a Delaware statutory trust, as issuer (the "Issuer"), NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation ("NMAC"), as administrator (the "Administrator"), JPMORGAN CHASE BANK, a New York banking corporation, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee").

                                    RECITALS

         A. Pursuant to the Trust Agreement, dated as of the date hereof (as amended and supplemented from time to time, the "Trust Agreement"), between Nissan Wholesale Receivables Corporation II ("NWRC II" or the "Transferor") and the Owner Trustee, the Issuer was created as a Delaware statutory trust.

         B. The Issuer has entered into the Indenture, dated as of the date hereof (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, to provide for the issuance from time to time of its Asset Backed Notes (the "Notes").

         C. In connection with the issuance of the Notes, the Issuer has entered or will enter into certain agreements, including, without limitation,

                  (i) the Transfer and Servicing Agreement, dated as of the date hereof (as amended and supplemented from time to time, the "Transfer and Servicing Agreement"), among the Transferor, the Issuer and NMAC, as servicer (the "Servicer"), (ii) the Indenture dated as of the date hereof (the "Indenture") between the Issuer and JPMorgan Chase Bank (the "Indenture Trustee"), (iii) the Indenture Supplement dated as of the date hereof between the Issuer and the Indenture Trustee and any future Indenture Supplements (each an "Indenture Supplement"), (iv) one or more Letters of Representations relating to the Notes (the "Depository Agreements"), among the Issuer, the Indenture Trustee and The Depository Trust Company, and (v) one or more documents evidencing enhancement for the Notes (as amended and supplemented from time to time, the "Enhancement Agreements" and, together with the Trust Agreement, the Indenture, any Indenture Supplement, the Transfer and Servicing Agreement and the Depository Agreements, the "Related Agreements"). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the annex of definitions referenced by and relating to the Indenture, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Trust Agreement and this Administration Agreement (the "Annex of Definitions").

         D. Pursuant to the Related Agreements, the Issuer, the Indenture Trustee and Owner Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral pledged pursuant to the Indenture to secure payment of the Notes and (b) the beneficial ownership interest in the Issuer held, initially, by the Transferor.

         E. The Issuer, the Indenture Trustee and the Owner Trustee desire to appoint the Administrator to perform certain duties of the Issuer and the Owner Trustee under the Related Agreements and to provide such additional services consistent with the terms of this Administration Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request.

         F. The Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein.

        In consideration of the mutual covenants and agreements and herein contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                             STATEMENT OF AGREEMENT

         Section 1. DUTIES OF ADMINISTRATOR.

         (a) Duties with Respect to Related Agreements.

                  (i) The Administrator will consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Related Agreements.

                  (ii) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Depository Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                           (1) the preparation of or obtaining of Notes and
                  delivery of the same to the Indenture Trustee for authentication (Section 2.03);

                           (2) causing the Note Register to be kept by the
                  Transfer Agent and Registrar and the notification to the Indenture Trustee of any appointment of a new Transfer Agent and Registrar and the location, or change in location, of the Note Register (Section 2.05(a) and (b));

                           (3) the determination as to whether the requirements
                  of UCC Section 8-401(a) are met and the preparation of an Issuer Request requesting the Indenture Trustee to authenticate and deliver replacement Notes in lieu of surrendered Notes (Section 2.05);

                           (4) furnishing or causing to be furnished to the
                  Indenture Trustee, the Servicer, any Noteholder or the Paying Agent of the names and addresses of Noteholders after receipt of a written request therefor from the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, respectively (Section 2.09(a));

                           (5) the preparation, obtaining or filing of the
                  instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.11);

                           (6) the preparation of Definitive Notes in accordance
                  with the instructions of the Clearing Agency (Section 2.15);

                           (7) the obtaining and preservation of the Issuer's
                  qualification to do business in each jurisdiction where such qualification is or will be necessary to protect the validity and enforceability of the Indenture, the Notes, the Receivables and each other instrument and agreement included in the Trust Assets (Section 3.04);

                           (8) the preparation of all supplements, amendments,
                  financing statements, continuation statements, if any, instruments of further assurance, and the taking of such other actions at the request of the Indenture Trustee, as are necessary or advisable to protect the Trust Assets (Section 3.05);

                           (9) the obtaining of the Opinion of Counsel on the
                  applicable Series Issuance Date (Section 3.06);

                           (10) the delivery of notice to the Indenture Trustee
                  of the occurrence of any Servicer Default of which the Administrator hereunder has knowledge and the taking of all reasonable steps available to remedy such default (Section 3.07(d));

                           (11) the delivery to the Indenture Trustee, within 90
                  days after the end of each fiscal year of the Issuer of an Officers' Certificate to be delivered by the Issuer with respect to various matters relating to the annual statement as to compliance with the Indenture (Section 3.09);

                           (12) the preparation and obtaining of documents and
                  instruments required for the consolidation or merger of the Issuer with another entity or the conveyance or transfer of its properties and assets substantially as an entirety (Section 3.10);

                           (13) the monitoring of the Issuer's obligations as to
                  the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate to be delivered by the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                           (14) the preparation of an Officer's Certificate to
                  the Indenture Trustee after the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default, that the Administrator has actual knowledge of or is informed of in writing by the Owner Trustee, under the Indenture, the status of such event and what action the Issuer is taking or proposes to take with respect thereto (Section 5.02);

                           (15) the compliance with any written directive of the
                  Indenture Trustee to sell specified Trust Assets in a commercially reasonable manner if an Event of Default under the Indenture shall have occurred and be continuing (Section 5.05);

                           (16) causing the Registrar to furnish to the
                  Indenture Trustee the names, addresses and taxpayer identification numbers of Noteholders during any period when the Indenture Trustee is not the Transfer Agent and the Registrar (Section 7.01);

                           (17) preparing and, after execution by the Issuer and
                  the Indenture Trustee, filing with the Commission of documents required to be filed on a periodic basis with the Commission (including any summaries thereof required by rules and regulations prescribed thereby), and providing such documents to the Indenture Trustee for delivery to the Noteholders (Section 7.03);

                           (18) the preparation of an Issuer Order and Officers'
                  Certificate to be delivered by the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Assets (Section 8.07);

                           (19) the preparation of Issuer Orders and the
                  obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and furnishing such notices to the Indenture Trustee for delivery to Noteholders (Sections 10.01,
                  10.02 and 10.03);

                           (20) preparing new Notes conforming to the provisions
                  of any Supplemental Indenture, as appropriate and delivering such Notes to the Owner Trustee for execution and to the Indenture Trustee for authentication (Section 10.06);

                           (21) the preparation of or arranging for delivery of
                  Officers' Certificates to be delivered by the Issuer, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 12.01(a));

                           (22) the preparation and delivery of Officers'
                  Certificates to be delivered by the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 12.01(b));

                           (23) preparing and delivering to the Indenture
                  Trustee for delivery to Noteholders any agreements with respect to alternate payment and notice provisions (Section 12.06); and

                           (25) the identification to the Indenture Trustee in
                  an Officer's Certificate to be delivered by the Issuer of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b)).

(b) Additional Duties.

         (i) In addition to the duties of the Administrator set forth above, the Administrator will perform such calculations, prepare, or cause the preparation by other appropriate persons of, and execute on behalf of the Issuer, all such documents, reports, filings, instruments, certificates and opinions as it is the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements. Subject to Section 6 of this Administration Agreement, the Administrator will administer, perform or supervise the performance of such other activities in connection with the Collateral (including those set forth in the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include, and the Owner Trustee hereby requests that the Administrator, prepare and deliver to the Issuer or Owner Trustee for execution, as applicable, any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law.

         (ii) The Administrator will perform the duties of the Administrator specified in Section 9.02 of the Trust Agreement required to be performed by the Issuer in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator pursuant to the Trust Agreement.

         (iii) The Administrator shall advise the Owner Trustee in all regards with respect to its duties pursuant to any Swap Agreement into which the Issuer enters pursuant to Section 2.03(b) of the Trust Agreement, including the recommendation of and retention, at its expense, of any such agents or advisors that are deemed by the Owner Trustee to be reasonably necessary to undertake its duties pursuant to any such Swap Agreement. Pursuant to Section 2.03(b) of the Trust Agreement, if the Transferor notifies the Administrator with respect to the Issuer's election to enter into such a Swap Agreement, the Administrator will instruct the Servicer to recommend to the Issuer a currency swap arrangement pursuant to Section 5.08(b) of the Transfer and Servicing Agreement, and the Administrator will prepare all necessary and appropriate documentation and take all of the necessary and appropriate actions to cause the Issuer to enter into such a Swap Agreement.

         (iv) In carrying out the foregoing duties or any of its other obligations under this Administration Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings will be in accordance with any directions received from the Issuer and be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(c) Notice of Non-Ministerial Matters.

                  (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator will not take any action unless within a reasonable time before the taking of such action, the Administrator has notified the Owner Trustee of the proposed action and the Owner Trustee has not withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" include, without limitation:

                           (1) the amendment of or any supplement to the
                  Indenture;

                           (2) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Eligible Investments);

                           (3) the amendment, change or modification of the
                  other Related Agreements; and

                           (4) the appointment of successor Registrars,
                  successor Paying Agents and successor Indenture Trustees pursuant to the Indenture, or the consent to the assignment by the Transfer Agent and Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture.

                  (ii) Notwithstanding anything to the contrary in this Administration Agreement, the Administrator is not obligated to, and may not (1) make any payments to the Noteholders or the Transferor under the Related Agreements, (2) sell the Trust Assets pursuant to
         Section 5.05 of the Indenture other than pursuant to a written directive of the Indenture Trustee or (3) take any other action that the Issuer directs the Administrator not to take on its behalf.

         (d) Swap Agreement. As set forth in Section 5.08 of the Transfer and Servicing Agreement, the Issuer may enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to holders of the Transferor Interest from U.S. dollars to Japanese yen, according to the terms set forth in Section
5.08 of the Transfer and Servicing Agreement and Section 2.03(b) of the Trust Agreement.

         Section 2. RECORDS.

         The Administrator will maintain appropriate books of account and records relating to services performed hereunder. The Administrator will make all such books of account and records accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor at any time during normal business hours following reasonable advance notice.

         Section 3. COMPENSATION.

         As compensation for the performance of the Administrator's obligations under this Administration Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee of $1,000 per month, payable pro-rata with respect to each Outstanding Series, which compensation shall be solely an obligation of, and paid by, the Transferor.

         Section 4. ADDITIONAL INFORMATION TO BE FURNISHED TO ISSUER.

         The Administrator will furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer reasonably requests.

         Section 5. INDEPENDENCE OF ADMINISTRATOR.

         For all purposes of this Administration Agreement, the Administrator will be an independent contractor and not subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations under this Administration Agreement. Unless expressly authorized by the Issuer, the Administrator has no authority to act for or represent the Issuer or the Owner Trustee in any way and is not an agent of the Issuer or the Owner Trustee.

         Section 6. NO JOINT VENTURE.

         Nothing contained in this Administration Agreement (i) constitutes the Administrator and any of the Issuer, the Indenture Trustee or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) is to be construed to impose any liability as such on any of them or (iii) is to be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         Section 7. OTHER ACTIVITIES OF ADMINISTRATOR.

         Nothing herein prevents the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         Section 8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

         (a) This Administration Agreement will continue in force until the termination of the legal existence of the Issuer in accordance with Section 8.01 of the Trust Agreement, upon which event this Administration Agreement will automatically terminate.

         (b) Subject to Section 8(e) and (f), the Administrator may resign its duties under this Administration Agreement by providing the Issuer with at least sixty (60) days' prior written notice and, in such event, the Issuer agrees to appoint a successor Administrator promptly.

         (c) Subject to Section 8(e) and (f), at the sole option of the Issuer, the Administrator may be removed upon sixty (60) days' prior written notice of termination from the Issuer to the Administrator.

         (d) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Owner Trustee and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Administration Agreement on substantially the same terms as the Administrator is bound hereunder. The Administrator will provide written notice of any such resignation or removal to the Indenture Trustee, with a copy to the Rating Agencies.

         (e) The appointment of any successor Administrator by the Owner Trustee will be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         (f) Subject to Section 8(d) and (e), the parties hereto acknowledge that, upon the appointment of a successor Servicer pursuant to the Transfer and Servicing Agreement and acceptance by the successor servicer of such appointment, the Administrator will resign immediately and such successor Servicer will automatically become the Administrator under this Administration Agreement.

         Section 9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL.

         Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator will be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. Upon such termination pursuant to Section 8(a), the Administrator will forthwith deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator will cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         Section 10. NOTICES.

         Any notice, report or other communication given hereunder must be in writing and will be deemed to be duly given if delivered in person or by overnight courier service, or sent by facsimile transmission or other electronic transmission, followed by first class mail, as follows:

         (a) if to the Issuer or the Owner Trustee, to:

               Nissan Master Owner Trust Receivables
               c/o Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890
               Attention: Nissan Master Owner Trust Receivables
               Telephone: (302) 636-1000
               Fax: (302) 636-4140

         (b) if to the Administrator, to:

               Nissan Motor Acceptance Corporation
               990 West 190th Street
               Torrance, California  90502
               Attention: Treasurer
               Telephone: (310) 719-8230
               Fax: (310) 324-2542

         (c) if to the Transferor, to:

               Nissan Wholesale Receivables Corporation II
               990 West 190th Street
               Torrance, California  90502
               Attention: Treasurer
               Telephone:  (310) 719-8230
               Fax:  (310) 324-2542

         (d) if to the Indenture Trustee, to:

               JPMorgan Chase Bank
               4 New York Plaza, 6th Floor
               New York, NY  10004
               Attention: Jennifer McCourt
               Telephone: (212) 623-5436
               Fax: (212) 623-5932

               All notices will be effective on receipt.

         Section 11. AMENDMENTS.

         (a) This Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer and the Administrator, with the written consent of the Owner Trustee (and with respect to Sections 1(a)(ii)(1), (2) and (3), the Indenture Trustee), without the consent of any of the Noteholders or the Transferor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

Administration Agreement or of modifying in any manner the rights of the Noteholders or Transferor; provided, however, that such amendment will not, as set forth in an Opinion of Counsel satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or the Transferor.

         (b) This Administration Agreement may also be amended by the Issuer and the Administrator, with the written consent of the Owner Trustee, the holders of Notes evidencing not less than a majority of the Notes Outstanding and the Transferor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Administration Agreement or modifying in any manner the rights of Noteholders or the Transferor; provided, however, that, without the consent of the holders of all of the Notes Outstanding and the Transferor, no such amendment may:

                  (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Transferor; or

                  (ii) reduce the aforesaid portion of the Noteholders which are required to consent to any such amendment.

         (c) Prior to the execution of any such amendment or consent, the Administrator will furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, the Administrator will furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

         (d) To the extent Noteholders consent is required by this Section 11, the Noteholders must consent to and approve any proposed amendment or consent pursuant to this Section 11, but they need not consent to and approve the particular form of any such amendment or consent.

         Section 12. SUCCESSORS AND ASSIGNS.

         This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee, the Rating Agency Condition is satisfied and the assignee Administrator agrees to be bound by the terms hereof. An assignment with such consent and satisfaction, if accepted by the assignee, will bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator, without the consent of the Issuer or the Owner Trustee, to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such Person agrees to be bound by the terms of said assignment in the same manner as the Administrator is bound under this Administration Agreement. Subject to the requirements of this Section 12, this Administration Agreement will bind any successors or assigns of the parties hereto.

         Section 13. GOVERNING LAW.

         THIS ADMINISTRATION AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 14. HEADINGS.

         The section headings hereof have been inserted for convenience of reference only and are not intended to affect the meaning, construction or effect of this Administration Agreement.

         Section 15. COUNTERPARTS.

         This Administration Agreement may be executed in counterparts, each of which when so executed will be an original, but all of which together constitute but one and the same agreement.

         Section 16. SEVERABILITY.

         Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17. NOT APPLICABLE TO NMAC IN OTHER CAPACITIES.

         Nothing in this Administration Agreement is intended to affect any right or obligation that NMAC may have in any other capacity under any of the Related Agreements.

         Section 18. LIMITATION ON LIABILITY OF OWNER TRUSTEE.

         Notwithstanding anything contained herein to the contrary, this Administration Agreement has been signed on behalf of the Issuer by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event will Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse may be had solely to the assets of the Issuer. For all purposes of this Administration Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee is subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         Section 19. LIMITATION ON LIABILITY OF ADMINISTRATOR.

         Neither the Administrator nor any of the directors, officers, employees or agents of the Administrator shall be under any liability to the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or any Certificateholder, except as provided under this Administration Agreement, for any action taken or for refraining from the taking of any action pursuant to this Administration Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Administration Agreement. The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Administration Agreement.

         Section 20. NONPETITION COVENANTS.

         Notwithstanding any prior termination of this Administration Agreement, the Administrator hereby covenants, with respect to the Issuer and the Transferor, not to acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against or by the Issuer or the Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor; provided, however, that this
Section 20 is not intended to preclude any remedy described in Article V of the Indenture.

         IN WITNESS WHEREOF, the Issuer, the Administrator, the Indenture Trustee and the Owner Trustee have caused this Administration Agreement to be duly executed by their respective duly authorized officers all as of the day and year first above written.




                                 NISSAN MASTER OWNER TRUST RECEIVABLES,
                                 AS ISSUER

                                 By Wilmington Trust Company, not in its
                                 individual capacity, but solely as Owner
                                 Trustee


                                 By
                                   ---------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 NISSAN MOTOR ACCEPTANCE CORPORATION,
                                 AS ADMINISTRATOR


                                 By
                                   ---------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 JPMORGAN CHASE BANK,
                                 AS INDENTURE TRUSTEE


                                 By
                                   ---------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 WILMINGTON TRUST COMPANY,
                                 AS OWNER TRUSTEE


                                 By
                                   ---------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------